UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2018
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements for Douglas A. Pertz, Chief Executive Officer

On February 22, 2018, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) approved an adjustment to the long-term incentive opportunity for the Company’s President and Chief Executive Officer, Douglas A. Pertz. For the 2018-2020 performance period, the Committee approved a long-term incentive opportunity of $7,500,000 for Mr. Pertz. Mr. Pertz’s total 2018 long-term incentive opportunity is comprised of three types of awards:

•	Total Shareholder Return Performance Share Units (25%), which vest at the end of a three year period, based on the Company’s TSR performance compared to companies within the S&P MidCap 400.

•
Performance-Based Stock Options (37.5%), which vest at the end of a three year period only if the average price per share of the Company’s common stock during any fifteen day period between the grant date and the three year anniversary of the grant is 125% of the closing price per share on the grant date. These Options expire on the sixth anniversary of the grant date.

•
Performance-Based Stock Options (37.5%), which vest at the end of a three year period only if the average price per share of the Company’s common stock during any fifteen day period between the grant date and the three year anniversary of the grant reaches a pre-determined target average price per share that is approximately 150% of the closing price on the grant date. These Options expire on the sixth anniversary of the grant date.

Pursuant to the terms of these awards (and with respect to future awards) Mr. Pertz will be deemed retirement eligible for the purposes of continued post-employment vesting under the awards in the event that Mr. Pertz’s employment is terminated by the Company without “cause” or by Mr. Pertz with “good reason.” The terms “cause” and “good reason” have the definitions set forth in the Offer Letter, dated as of June 9, 2016, between the Company and Mr. Pertz, which was disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 10, 2016.

In setting the 2018-2020 long-term incentive opportunity the Committee considered relevant market data as well as Mr. Pertz’s excellent performance in his role to date, including his success in developing and executing on the Company’s growth strategy, and expected future contributions to the Company. In determining the types of equity awards to be granted, the Committee considered its desire to further strengthen alignment with shareholders through the award of performance-based stock options as well as the significant value of the awards with respect to retention.
Change in Control Agreements
On February 23, 2018, The Brink’s Company (the “Company”) entered into change in control agreements (each, an “Agreement”) with each of its named executive officers, replacing prior change in control agreements that were entered into in November 2015 or upon joining the Company, for those executives who joined the Company in 2016. Other than updating the expiration date to February 29, 2020 and adding non-compete language (described below), the terms of the new Agreements are the same as the prior change in control agreements for each named executive officer.
Under the terms of the Agreements, if a change in control occurs and the applicable executive remains employed by the Company, the executive will be entitled to annual compensation equal to the sum of (1) a salary not less than the annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of the executive’s annual bonus award under the Company’s Key Employees Incentive Plan or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).
     The Agreements provide for certain payments and benefits upon termination following a change in control (“double-trigger”). Under the terms of the Agreements, if a change in control occurs and the Company terminates the applicable executive’s employment other than for cause (as defined in the Agreements), death or incapacity or the executive terminates employment for good reason (as defined in the Agreements) during the two years following the date of the change in control, the executive will be entitled to the following amounts:

•
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation for a performance period ended prior to the date of termination, (c) the executive’s Average Annual Bonus prorated based on the number of days worked in the year of termination, and (d) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination; and

•	a lump sum payment equal to the product of (a) two multiplied by (b) the sum of the executive’s annual base salary and Average Annual Bonus;

•
reimbursement of premiums associated with medical and dental benefit coverage, to the extent that the Company would have paid such premiums had the executive remained employed, until the earlier of 18 months following the date of termination and the date the executive becomes eligible for medical and dental benefits under another employer-provided plan; and

•	Reasonable outplacement services for up to one year following the date of termination.

The Agreements include a non-compete provision that precludes the executive officer from engaging in employment or providing services to any person or entity that, within a restricted territory (as defined in the Agreement), provides or provided products or services in the business of armored vehicle transportation, secure international transportation of valuables, coin processing services, currency processing services, cash management services, safe and safe control services, payment services, security and guarding services, deposit processing services/daily overnight credit, check imaging, or jewel or precious metal vaulting, that are the same as or substantially similar to, and competitive with, the products or services provided by the Company or its affiliates at the time of or at any time during the twenty-four (24) months prior to the cessation of executive’s employment, in return for remuneration or a right to remuneration, for a period of one year following the executive officer's date of termination, without the express written consent of the Chief Executive Officer ("CEO") (or, for the CEO, the Board).
The Agreements do not provide for any excise tax gross-ups. The Agreements will terminate on February 29, 2020, if a change in control has not occurred before that date, unless the Agreements are terminated earlier or otherwise renewed or extended.
The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Agreements which are attached as Exhibits 10.1 and 10.2 and incorporated by reference.
Award Agreements

Forms of award agreements for Restricted Stock Units (“RSUs”), Internal Metric ("IM") Performance Share Units ("PSUs"), Total Shareholder Return ("TSR) PSUs, and Stock Options ("Options") granted under the 2017 Equity Incentive Plan are attached as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Change in Control Agreement for executive officers other than the Chief Executive Officer

10.2	Form of Change in Control Agreement for the Chief Executive Officer

10.3	Form of Restricted Stock Units Award Agreement, effective February 22, 2018

10.4	Form of Internal Metric Performance Share Units Award Agreement, effective February 22, 2018

10.5	Form of Total Shareholder Return Performance Share Units Award Agreement, effective February 22, 2018

10.6	Form of Stock Options Award Agreement, effective February 22, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 26, 2018	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT DESCRIPTION
10.1	Form of Change in Control Agreement for executive officers other than the Chief Executive Officer

10.2	Form of Change in Control Agreement for the Chief Executive Officer

10.3	Form of Restricted Stock Units Award Agreement, effective February 22, 2018

10.4	Form of Internal Metric Performance Share Units Award Agreement, effective February 22, 2018

10.5	Form of Total Shareholder Return Performance Share Units Award Agreement, effective February 22, 2018

10.6	Form of Stock Options Award Agreement, effective February 22, 2018